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                                                                    Exhibit 99.2

                                WRITTEN STATEMENT
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350


              The undersigned, Grant Trexler, the Chief Financial Officer, of Northgate Innovations, Inc. (the "Company"), pursuant to 18 U.S.C.ss.1350, hereby certifies that:

                             (i) the annual report on Form 10-K of the
Company (the "Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

                             (ii) the information contained in the Report fairly
presents, in all material respects, the financial condition and results of operations of the Company.


         Dated:  April 14, 2003



                                                       /s/ Grant Trexler
                                                       -------------------------
                                                       Grant Trexler


         A signed original of this written statement required by Section 906 has been provided to Northgate Innovations, Inc. and will be retained by Northgate Innovations Inc. and furnished to the Securities and Exchange Commission or its staff upon request.